                                                                      EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIOS

Earnings To Fixed Charges

                                         March 31,
                                            2000          1999           1998           1997           1996           1995
                                         ----------    -----------    -----------    -----------    -----------    -----------
Earnings:
Income before income taxes               $  175,362    $   658,716    $   547,809    $   477,851    $   387,510    $   304,044
Plus:
   Fixed Charges                            462,870      1,553,080      1,398,114      1,199,730        948,497        800,986
Less:
   Capitalized interest                        (234)        (1,371)          (919)        (1,732)          (785)        (2,056)
                                         ----------    -----------    -----------    -----------    -----------    -----------
Earnings, including interest on             637,998      2,210,425      1,945,004      1,675,849      1,335,222      1,102,974
  deposits

Less:
   Interest on deposits                    (295,746)      (962,504)      (897,903)      (745,122)      (644,613)      (564,064)
                                         ----------    -----------    -----------    -----------    -----------    -----------
Earnings, excluding interest on
  deposits                               $  342,252    $ 1,247,921    $ 1,047,101    $   930,727    $   690,609    $   538,910
                                         ==========    ===========    ===========    ===========    ===========    ===========

Fixed Charges:
   Interest Expense                      $  459,347    $ 1,539,538    $ 1,386,256    $ 1,186,079    $   938,194    $   791,423
   Capitalized interest                         234          1,371            919          1,732            785          2,056
   Amortization of debt expense                 124            461            681            602            132            190
   Interest portion of rent expense           3,165         11,710         10,258         11,317          9,386          7,317
                                         ----------    -----------    -----------    -----------    -----------    -----------
    Total Fixed Charges                  $  462,870    $ 1,553,080    $ 1,398,114    $ 1,199,730    $   948,497    $   800,986

Less:
   Interest on deposits                    (295,746)      (962,504)      (897,903)      (745,122)      (644,613)      (564,064)
                                         ----------    -----------    -----------    -----------    -----------    -----------
    Total Fixed Charges excluding
       interest on deposits              $  167,124    $   590,576    $   500,211    $   454,608    $   303,884    $   236,922
                                         ==========    ===========    ===========    ===========    ===========    ===========

Earnings to Fixed Charges:

   Including interest on deposits              1.38           1.42           1.39           1.40           1.41           1.38

   Excluding interest on deposits              2.05           2.11           2.09           2.05           2.27           2.27